UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KENNAMETAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO KENNAMETAL INC. PROXY STATEMENT

On or about September 13, 2016, Kennametal Inc. (the “Company”) furnished or otherwise made available to shareowners its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Shareowners (the “Annual Meeting”) to be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 25, 2016 at 2:00 p.m. (Eastern Time).

This supplement (this “Supplement”) provides some additional information for shareowners to consider with respect to Proposal V (Approval of the Kennametal Inc. 2016 Stock and Incentive Plan) and should be read in conjunction with the Proxy Statement. You can find additional details about Proposal V beginning on page 91 of the Proxy Statement. This Supplement is first being furnished or otherwise made available to shareowners on or about October 11, 2016. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

Proposal V remains unchanged. However, in order to more accurately evaluate the proposal, the following table supplements information included in the Proxy Statement by including information on awards outstanding under the existing 2010 Plan, as of September 30, 2016.

Number of new shares being authorized under the 2016 Plan	3,500,000
Number of shares available for future awards under the 2010 Plan as of September 30, 2016	3,309,998
Number of shares unvested as of September 30, 2016 relating to awards of time vesting stock units	1,293,019
Number of shares unvested as of September 30, 2016 relating to awards of performance stock units	298,644
Number of shares relating to outstanding stock options as of September 30, 2016	2,449,220
Number of options vested and expected to vest as of September 30, 2016	2,413,580
Maximum option term	10 years
Minimum exercise price (relative to the market value on the date of grant)	100%
Weighted average remaining term of outstanding options as of September 30, 2016	4.6
Weighted average exercise price of outstanding options as of September 30, 2016	$33.95
Total number of shares available for future awards after September 30, 2016 if this proposal is approved	6,809,998

Based on the information included in the Proxy Statement and as presented above, we believe that approval of the Kennametal Inc. 2016 Stock and Incentive Plan is warranted and supported.

The Board of Directors continues to recommend a vote for approval of the Kennametal Inc. 2016 Stock and Incentive Plan.